Exhibit 99.1

nLIGHT, Inc. Announces Third Quarter 2023 Results
Revenues of $50.6 million for the third quarter of 2023

Camas, Wash., November 2, 2023 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the third quarter of 2023.

“We generated $50.6 million of revenue in the third quarter, near the upper end of our expectations. We continued to make progress against our long-term strategic objectives, securing new design wins in additive manufacturing and delivering initial shipments of lasers to a large global EV battery manufacturer,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer.

“We are also pleased to announce today that we have been awarded additional options on our previously announced HELSI 2 contract, bringing the total value of the award to nLIGHT to $171 million, which we expect to execute over the next three years. Today’s announcement, coupled with additional awards for multiple critical programs has significantly increased our revenue pipeline in Directed Energy, which gives us incremental confidence that 2024 will be a strong growth year for nLIGHT.”

Mr. Keeney continued, “While the current demand environment continues to put pressure on our near-term revenue growth expectations and gross margin performance, strong operating expense discipline and working capital management enabled us to increase our cash and marketable securities balance by approximately $10 million during the quarter. Our balance sheet remains strong and we ended the quarter with approximately $112 million of cash, cash equivalents and marketable securities with no outstanding debt.”

Third Quarter 2023 Financial Highlights

Revenues of $50.6 million for the third quarter of 2023 were down 15.7% compared to $60.1 million for the third quarter of 2022. Gross margin was 19.6% for the third quarter of 2023 compared to 22.4% for the third quarter of 2022. GAAP net loss for the third quarter of 2023 was $11.9 million, or net loss of $0.26 per diluted share, compared to net loss of $13.0 million, or $0.29 per diluted share, for the third quarter of 2022. Non-GAAP net loss for the third quarter of 2023 was $4.9 million, or $0.10 per diluted share, compared to non-GAAP net loss of $5.1 million, or $0.11 per diluted share, for the third quarter of 2022. Reconciliations of the non-GAAP measures presented here to the most directly comparable GAAP measures have been provided in the tables included at the end of this release.

	Three Months Ended September 30,
(In thousands, except percentages)	2023	2022	% Change
Revenues	$50,634	$60,093	(15.7)%
Gross margin	19.6%	22.4%
Loss from operations	$(12,531)	$(12,981)	3.5%
Operating margin	(24.7)%	(21.6)%
Net loss	$(11,879)	$(12,955)	8.3%
Adjusted EBITDA(1)	$(1,919)	$(1,402)	(36.9)%
Adjusted EBITDA, as percentage of revenues	(3.8)%	(2.3)%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.

Outlook
For the fourth quarter of 2023, nLIGHT expects revenues to be in the range of $45 million to $50 million. The midpoint of $47.5 million includes Laser Products revenue of approximately $35.5 million and Advanced Development revenue of approximately $12 million. nLIGHT expects overall gross margin to be in the range of 16% to 20%, with Laser Products gross margin in the range of 20% to 25% and Advanced Development gross margin of approximately 7%. nLIGHT expects Adjusted EBITDA to be in the range of $(5) million to $(2) million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, November 2, 2023

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-844-282-4705 (U.S., toll-free) or +1-412-317-5625 (international and toll), with the conference title: nLIGHT Third Quarter 2023 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by weighted-average shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; widespread health crises, such as the COVID-19 pandemic, and their effect on our business, financial condition, or results of operations; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K and subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 1,000 people with operations in the United States, Austria, China, Finland, Korea, and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
Chief Financial Officer
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Products	$38,103	$48,042	$118,802	$147,283
Development	12,531	12,051	39,227	38,096
Total revenue	50,634	60,093	158,029	185,379
Cost of revenue:
Products	29,015	35,350	84,813	104,801
Development	11,681	11,267	36,907	35,540
Total cost of revenue(1)	40,696	46,617	121,720	140,341
Gross profit	9,938	13,476	36,309	45,038
Operating expenses:
Research and development(1)	10,744	12,716	34,049	40,215
Sales, general, and administrative(1)	11,725	13,741	34,684	36,430
Total operating expenses	22,469	26,457	68,733	76,645
Loss from operations	(12,531)	(12,981)	(32,424)	(31,607)
Other income (expense):
Interest income (expense), net	303	167	990	238
Other income (expense), net	536	(31)	1,997	(108)
Loss before income taxes	(11,692)	(12,845)	(29,437)	(31,477)
Income tax expense (benefit)	187	110	(1,005)	443
Net loss	$(11,879)	$(12,955)	$(28,432)	$(31,920)
Net loss per share, basic	$(0.26)	$(0.29)	$(0.62)	$(0.72)
Net loss per share, diluted	$(0.26)	$(0.29)	$(0.62)	$(0.72)
Shares used in per share calculations:
Basic	46,403	44,786	45,857	44,289
Diluted	46,403	44,786	45,857	44,289

(1) Includes stock-based compensation as follows:	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenues	$508	$712	$1,871	$2,105
Research and development	2,613	3,169	7,537	9,408
Sales, general and administrative	3,506	3,614	10,237	9,215
	$6,627	$7,495	$19,645	$20,728

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$52,087	$57,826
Marketable Securities	59,506	50,391
Accounts receivable, net	35,516	37,913
Inventory	61,590	67,600
Prepaid expenses and other current assets	15,656	17,026
Total current assets	224,355	230,756
Restricted cash	255	252
Lease right-of-use assets	12,904	13,893
Property, plant and equipment, net	54,130	60,693
Intangible assets, net	2,166	4,041
Goodwill	12,367	12,376
Other assets	6,651	7,222
Total assets	$312,828	$329,233

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,328	$17,507
Accrued liabilities	14,179	12,820
Deferred revenues	2,017	1,407
Current portion of lease liabilities	3,049	2,758
Total current liabilities	33,573	34,492
Non-current income taxes payable	5,273	6,699
Long-term lease liabilities	11,451	12,852
Other long-term liabilities	3,012	4,345
Total liabilities	53,309	58,388
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	513,794	496,211
Accumulated other comprehensive loss	(3,225)	(2,748)
Accumulated deficit	(251,066)	(222,634)
Total stockholders’ equity	259,519	270,845
Total liabilities and stockholders’ equity	$312,828	$329,233

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(28,432)	$(31,920)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	9,292	8,135
Amortization	2,697	3,492
Reduction in carrying amount of right-of-use assets	947	2,369
Provision for (recoveries of) losses on accounts receivable	(2)	2
Stock-based compensation	19,645	20,728
Deferred income taxes	7	(1)
Loss on disposal of property, plant and equipment	525	—
Unrealized gain on available-for-sale securities	—	(190)
Changes in operating assets and liabilities:
Accounts receivable, net	2,308	(3,431)
Inventory	5,491	(8,761)
Prepaid expenses and other current assets	1,358	1,091
Other assets	(442)	(308)
Accounts payable	(2,079)	(5,792)
Accrued and other long-term liabilities	161	1,219
Deferred revenues	617	142
Lease liabilities	(1,076)	(1,241)
Non-current income taxes payable	(1,330)	(86)
Net cash provided by (used in) operating activities	9,687	(14,552)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(664)
Purchases of property, plant and equipment	(4,386)	(16,442)
Capitalization of patents	—	(359)
Purchase of marketable securities	(103,008)	(50,000)
Proceeds from maturities and sales of marketable securities	94,231	—
Net cash used in investing activities	(13,163)	(67,465)
Cash flows from financing activities:
Proceeds from employee stock plan purchases	1,220	1,201
Proceeds from stock option exercises	385	1,146
Tax payments related to stock award issuances	(3,667)	(3,967)
Net cash provided by (used in) financing activities	(2,062)	(1,620)
Effect of exchange rate changes on cash	(198)	(712)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(5,736)	(84,349)
Cash, cash equivalents, and restricted cash, beginning of period	58,078	146,784
Cash, cash equivalents, and restricted cash, end of period	$52,342	$62,435
Supplemental disclosures:
Cash paid (received) for interest	$20	$—
Cash paid for income taxes	270	250
Operating cash outflows from operating leases	2,890	2,828
Right-of-use assets obtained in exchange for lease liabilities	1,295	2,242
Accrued purchases of property, equipment and patents	561	2,468

nLIGHT, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(11,879)	$(12,955)	$(28,432)	$(31,920)
Income tax expense (benefit)	187	110	(1,005)	443
Other (income) expense, net	(536)	31	(1,997)	108
Interest (income) expense, net	(303)	(167)	(990)	(238)
Depreciation and amortization	3,985	4,084	11,983	11,627
Stock-based compensation	6,627	7,495	19,645	20,728
Adjusted EBITDA	$(1,919)	$(1,402)	$(796)	$748

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(11,879)	$(12,955)	$(28,432)	$(31,920)
Add back:
Stock-based compensation(1)	6,627	7,495	19,645	20,728
Amortization of purchased intangibles(1)	383	360	1,151	1,239
Non-GAAP net loss	$(4,869)	$(5,100)	$(7,636)	$(9,953)

GAAP weighted-average shares outstanding	46,403	44,786	45,857	44,289
Participating securities	—	—	—	—
Non-GAAP weighted-average number of shares, basic	46,403	44,786	45,857	44,289
Dilutive effect of common stock equivalents	—	—	—	—
Non-GAAP weighted-average number of shares, diluted	46,403	44,786	45,857	44,289

Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.11)	$(0.17)	$(0.22)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.